                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): February 9, 2001




                         WEATHERFORD INTERNATIONAL, INC.
                        --------------------------------
             (Exact name of Registrant as specified in its Charter)


   Delaware                       1-13086                        04-2515019
--------------               ------------------              -------------------
  (State of                     (Commission                   (I.R.S. Employer
Incorporation)                    File No.)                  Identification No.)


515 Post Oak Blvd., Suite 600, Houston, Texas                       77027-3415
---------------------------------------------                      -------------
   (Address of Principal Executive Offices)                         (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 693-4000

================================================================================

ITEM 2. ACQUISITION OR DISPOSITON OF ASSETS.

WEATHERFORD GLOBAL COMPRESSION MERGER

     On February 9, 2001, Weatherford International, Inc. ("Weatherford" or "we") completed the merger of essentially all of our Weatherford Global Compression Services ("WGCS") division with and into a subsidiary of Universal Compression Holdings, Inc. ("Universal") in exchange for 13.75 million restricted shares of Universal common stock, representing approximately 48.4 percent of Universal's total outstanding shares. The 13.75 million shares of Universal common stock are held of record by our wholly owned subsidiary, WEUS Holding, Inc. ("WEUS"). We retained approximately $40 million of the assets of the WGCS division, including Singapore-based Gas Services International Limited and $10 million of accounts receivables of WGCS. Immediately prior to the closing of the merger, we completed the acquisition of General Electric Capital Corporation's 36% interest in the WGCS division for $206.5 million in cash. The consideration received by us from Universal in exchange for the WGCS division and the consideration paid by us to General Electric Capital Corporation in exchange for its interest in WGCS were determined through negotiations between the parties.

     In connection with the Merger, WEUS, we and Universal entered into a Voting Agreement pursuant to which we and WEUS have agreed to certain voting limitations with respect to shares of our Universal common stock. We and WEUS have agreed to vote our shares of Universal common stock that are in excess of 33 1/3% of Universal's outstanding common stock in the same proportion as the shares of Universal common stock held by the public (excluding the shares held by us and any shares held by Castle Harlan, Inc., Castle Harlan Partners III, L.P., Castle Harlan Offshore Partners III, L.P., Castle Harlan Affiliates III, L.P. and their affiliates and any shares subject to voting trusts, voting agreements or similar agreements for which John K. Castle serves as trustee or to which Castle Harlan or any of its affiliates is a party or of which any of them is a beneficiary (collectively, "Castle Harlan")) are voted. We and WEUS may vote the remainder of our shares of Universal common stock in our sole discretion. The Voting Agreement shall continue until the earlier of two years from the closing of the merger or the date that Castle Harlan owns less than 5% of Universal's outstanding common stock.

     In connection with the merger, WEUS and Universal entered into a Registration Rights Agreement, pursuant to which WEUS was granted certain demand and piggyback registration rights for our shares of Universal common stock. Under the terms of the agreement, WEUS may, at any time, require Universal to prepare and file a registration statement to register any or all of the shares of our Universal common stock, provided that our demand for the registration of shares has an aggregate market value of at least $20 million for an underwritten offering or at least $5 million for a non-underwritten offering. WEUS may make three of such demands. The agreement provides that Universal must use its reasonable best efforts to register the requested shares as soon as possible after the receipt of our demand. In addition, WEUS may, at any time, request to have our shares of Universal common stock included in any registration statement for any proposed public offering by Universal or other holders of Universal's common stock.

     We also entered into a Transitional Services Agreement with Universal to provide certain corporate and administrative services to WGCS for a fee and reimbursement of costs and expenses for up to 120 days following the merger.

     Additionally, pursuant to the terms of the merger agreement, we appointed three members to Universal's Board of Directors, namely, Uriel E. Dutton, who will serve as a Class A director, with his term of office expiring at the 2001 annual meeting of Universal's shareholders, Curtis W. Huff, who will serve as a Class B director, with his term of office expiring at the 2002 annual meeting of Universal's shareholders, and Bernard J. Duroc-Danner, who will serve as a Class C director, with his term of office expiring at the 2003 annual meeting of Universal's shareholders. Mr. Duroc-Danner is our Chairman of the Board, President and Chief Executive Officer. Mr. Huff formerly served as our Chief Financial Officer, Senior Vice President and General Counsel. As long as we and our affiliates own at least 20% of Universal's outstanding common stock, we have the right to designate three Board members. If our ownership interest falls below 20%, we may designate only two directors, and if our ownership falls below 10%, we will no longer be entitled to designate directors to serve on Universal's Board.

     Copies of the Merger Agreement, GE Purchase Agreement, Voting Agreement, Registration Rights Agreement and the Transitional Services Agreement are listed as Exhibits 2.1, 2.2, 10.1, 10.2 and 10.3, respectively, and are hereby incorporated by reference herein. A copy of the press release announcing the closing of the merger is filed as Exhibit 99.1 and is hereby incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (b) PRO FORMA FINANCIAL INFORMATION.



                         WEATHERFORD INTERNATIONAL, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Consolidated Condensed Financial Statements of Weatherford International, Inc. ("Weatherford") illustrate the effects of the merger of essentially all of our Weatherford Global Compression Services division into a subsidiary of Universal Compression Holdings, Inc. ("Universal") and the receipt of a 48% equity interest in Universal, or 13.75 million shares of Universal's common stock. The following events occurred prior to or as a part of the transaction: (i) Weatherford purchased GE Capital's 36% ownership interest in the joint venture, which was held by Global Compression Services, Inc., a subsidiary of GE Capital, as well as GE Capital's interests in related entities, for $206.5 million; (ii) Approximately $40 million of assets of WGCS, including Singapore-based Gas Services International, were transferred from WGCS to Weatherford as they were excluded from the merger transaction; and
(iii)Weatherford contributed the WGCS net assets as adjusted for the purchase of the minority interest and for the excluded assets, to Universal in exchange for a 48% equity interest in Universal valued at approximately $468 million.

     The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Weatherford are based on the historical financial statements of Weatherford and the historical financial statements of WGCS. Certain items in Weatherford's historical Statement of Operations for the twelve months ended December 31, 1999 have been reclassified to conform to current year presentation. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the twelve months ended December 31, 1999 and the nine months ended September 30, 2000, gives effect to Weatherford's disposition of WGCS as if the transaction had occurred on January 1, 1999. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the disposition as if this transaction had occurred on September 30, 2000.

     The pro forma adjustments, as described in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements, are based on available information and certain assumptions that management believes are reasonable. The pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved had such transactions been consummated as of the aforementioned dates, or that may be achieved in the future.

     All other acquisitions and dispositions by Weatherford are not material individually or in the aggregate; therefore, pro forma information is not presented. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the following:

     o Our Management's Discussion and Analysis of Financial Condition and Results of Operations and our financial statements and related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 1999.

     o Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000.

     o Our Current Reports on Form 8-K filed on January 30, 2001, December 21, 2000 and October 30, 2000.

     o Universal's Management's Discussion and Analysis of Financial Condition and Results of Operations and its financial statements and related notes thereto contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

     o Universal's Quarterly Reports on Form 10-Q for the periods ended June 30, 2000, September 30, 2000 and December 31, 2000.

     o Universal's Current Reports on Form 8-K filed January 29, 2001, January 3, 2001, December 1, 2000, November 9, 2000 and October 26, 2000.

                         WEATHERFORD INTERNATIONAL, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                                  EXCLUDED
                                              WEATHERFORD           WGCS           ASSETS             PRO FORMA          WEATHERFORD
                                               HISTORICAL        HISTORICAL      HISTORICAL (a)       ADJUSTMENTS         PRO FORMA
                                            ----------------- -----------------  ------------------  ------------        -----------

ASSETS
Current assets:
   Cash and cash equivalents...............    $   97,739      $   8,559        $   4,725         $ (93,905)(b)       $        --
   Accounts receivable, net................       446,516         56,068           13,388                --               403,836
   Inventories.............................       431,509        100,207            4,242                --               335,544
   Other current assets....................       125,801         11,799            3,385                --               117,387
                                               ----------      ---------        ---------         ---------           -----------
     Total current assets..................     1,101,565        176,633           25,740           (93,905)              856,767
                                               ----------      ---------        ---------         ---------           -----------

Property, plant and equipment, net.........       927,950        278,185            5,349                --               655,114
Goodwill, net..............................     1,071,077        238,280           13,555           (10,000)(d)           836,352
Equity investments in unconsolidated
   Subsidiaries............................         7,748             --               --           467,913 (c)           475,661
Other assets...............................       296,888         11,048              404                --               286,244
                                               ----------      ---------        ---------         ---------           -----------
                                               $3,405,228      $ 704,146        $  45,048         $ 364,008           $ 3,110,138
                                               ==========      =========        =========         =========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term borrowings and current
     portion of long-term debt.............    $   39,502      $  14,170        $       6         $ 112,595 (b)       $   137,933
   Accounts payable........................       152,671         26,445            2,297                --               128,523
   Other accrued liabilities...............       258,289         20,291            1,548            22,424 (d)(e)        261,970
                                               ----------      ---------        ---------         ---------           -----------
     Total current liabilities.............       450,462         60,906            3,851           135,019               528,426
                                               ----------      ---------        ---------         ---------           -----------

Long-term debt.............................       226,321          1,945               --                --               224,376
Zero coupon convertible senior debentures..       505,409             --               --                --               505,409
Minority interests.........................       199,308        198,508               --                --                   800
Deferred income taxes and other............       205,894        126,564               --            88,300 (e)(f)        167,630
5% Convertible subordinated preferred
   equivalent debentures...................       402,500             --               --                --               402,500
Due to Parent..............................            --        100,751           27,127            73,624 (c)(e)             --

Total stockholders' equity.................     1,415,334        215,472           14,070            67,065 (b)(d)(e)   1,280,997
                                               ----------      ---------        ---------         ---------           -----------
                                               $3,405,228      $ 704,146        $  45,048         $ 364,008 (c)(f)      3,110,138
                                               ==========      =========        =========         =========           ===========

                         WEATHERFORD INTERNATIONAL, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  WEATHERFORD             WGCS            PRO FORMA               WEATHERFORD
                                                   HISTORICAL          HISTORICAL      ADJUSTMENTS (l)            PRO FORMA
                                                ---------------     --------------   ------------------         ---------------

Revenues....................................        $ 1,240,200         $ 225,917         $       --               $ 1,014,283
                                                    -----------         ---------         ----------               -----------
Cost and Expenses:
   Cost of sales............................            888,695           168,402                  --                  720,293
   Selling, general and administrative......            287,305            35,941                  --                  251,364
   Equity in earnings of unconsolidated
     affiliates.............................             (2,618)               --               3,000  (g)(h)              382
                                                    -----------         ---------          ----------              -----------
                                                      1,173,382           204,343               3,000                  972,039
                                                    -----------         ---------          ----------              -----------
Operating income (loss).....................             66,818            21,574              (3,000)                  42,244

Other income (expense):
   Interest expense.........................            (44,904)           (7,061)             (6,756) (i)             (44,599)
   Interest income..........................              3,179               882                (284) (j)               2,013
   Other income (expense), net..............              3,291             1,306                  --                    1,985
                                                    -----------         ---------          ----------              -----------
                                                        (38,434)           (4,873)             (7,040)                 (40,601)
                                                    -----------         ---------          ----------              -----------


Income (loss) before income taxes
   and minority interest....................             28,384            16,701             (10,040)                   1,643
(Provision) benefit for income taxes........             (8,477)           (7,539)              3,514  (k)               2,576
                                                    -----------         ---------          ----------              -----------
Income (loss) before minority interest......             19,907             9,162              (6,526)                   4,219
Minority interest expense, net of taxes.....             (3,701)           (4,623)                 --                      922
                                                    -----------         ---------          ----------              -----------
Income (loss) from continuing operations....        $    16,206         $   4,539          $   (6,526)             $     5,141
                                                    ===========         =========          ==========              ===========
Income per share from continuing operations:
   Basic....................................        $      0.16                                                    $      0.05
                                                    ===========                                                    ===========
   Diluted..................................        $      0.16                                                    $      0.05
                                                    ===========                                                    ===========
Weighted average shares outstanding:
   Basic....................................            101,245                                                        101,245
                                                    ===========                                                    ===========
   Diluted..................................            102,889                                                        102,889
                                                    ===========                                                    ===========

                        WEATHERFORD INTERNATIONAL, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               EXCLUDED
                                                WEATHERFORD      WGCS         ASSETS (a)     PRO FORMA               WEATHERFORD
                                                HISTORICAL     HISTORICAL     HISTORICAL   ADJUSTMENTS (l)            PRO FORMA
                                                -----------    ----------     ----------   ---------------           ------------

Revenues....................................    $ 1,279,400     $ 193,290       $ 24,889         $      --             $ 1,110,999
                                                -----------     ---------       --------         ---------             -----------
Cost and Expenses:
   Cost of sales............................        897,857       156,518         22,246                --                 763,585
   Selling, general and administrative......        276,436        32,802          3,461                                   247,095
   Equity in earnings of unconsolidated
     affiliates.............................         (2,460)           --             --             5,298  (g)(h)           2,838
                                                -----------     ---------       --------         ---------             -----------
                                                  1,171,833       189,320         25,707             5,298               1,013,518
                                                -----------     ---------       --------         ---------             -----------
Operating income (loss).....................        107,567         3,970           (818)           (5,298)                 97,481

Other income (expense):
   Interest expense.........................        (45,360)       (5,905)           (17)           (5,067) (i)            (44,539)
   Interest income..........................          8,781           820             67            (2,219) (j)              5,809
   Other income (expense), net..............            193          (634)           (20)               --                     807
                                                -----------     ---------       --------         ---------             -----------
                                                    (36,386)       (5,719)            30            (7,286)                (37,923)
                                                -----------     ---------       --------         ---------             -----------


Income (loss) before income taxes
   and minority interest....................         71,181        (1,749)          (788)          (12,584)                 59,558
(Provision) benefit for income taxes........        (25,626)          632            (42)            4,404  (k)            (21,896)
                                                -----------     ---------       --------         ---------             -----------
Income (loss) before minority interest......         45,555        (1,117)          (830)           (8,180)                 37,662
Minority interest expense, net of taxes.....           (835)         (848)            --                --                      13
                                                -----------     ---------       --------         ---------             -----------
Income (loss) from continuing operations....         44,720     $  (1,965)     $    (830)        $  (8,180)            $    37,675
                                                ===========     =========       ========          ========             ===========

Income per share from continuing operations:
   Basic....................................    $      0.41                                                            $      0.35
                                                ===========                                                            ===========
   Diluted..................................    $      0.40                                                            $      0.33
                                                ===========                                                            ===========
Weighted average shares outstanding:
   Basic....................................        109,147                                                                109,147
                                                ===========                                                            ===========
   Diluted..................................        112,908                                                                112,908
                                                ===========                                                            ===========

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

     The adjustments to the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet are described below:

(a) Excluded Assets include WGCS's Singapore-based operations, which WGCS acquired in January 2000, and $10.0 million of accounts receivable, which are not included in the merger with Universal.

(b) Reflects the use of $93.9 million in available cash and $112.6 million of incremental borrowings associated with the purchase of the 36% minority interest in Weatherford Global Compression, L.P. ("WGC, L.P."), the operating entity of WGCS, from GE Capital for $206.5 million concurrent with the merger with Universal. The difference in the cash payment to GE and the historical minority interest is reflected in the incremental basis in the net assets of WGCS.

(c) Reflects the contribution of the WGCS business in exchange for 13.75 million shares of Universal common stock, at the cost basis of $34.03 per share.

(d) Reflects the estimated legal, accounting and investment banking fees, severance costs and certain contingent liabilities associated with the transaction of approximately $38.2 million. Also reflects a write down of the net book value of our Compression Services Division of approximately $5.0 million resulting from the difference between the book value of the net assets contributed and the fair market value of the 48% equity interest received in the transition, and an impairment of goodwill of the excluded assets of approximately $10 million due to the impact of the transaction on our retained compression business. The income tax benefit of the pro forma adjustments is recorded at the statutory rate.

(e) Reflects the transfer of retained current tax liabilities of $2.4 million and $11.8 million long-term net deferred tax asset from WGCS to Weatherford.

(f) Represents the adjustment to Weatherford's deferred taxes of $76.5 million resulting from the deconsolidation of WGCS.

     The adjustments to the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations are described below:

(g) Represents the amortization of goodwill resulting from the difference between the cost basis of the investment in Universal and Weatherford's underlying equity in net assets of Universal at the date of investment. The cost basis of the investment is the estimated fair market value of the 13.75 million shares of Universal common stock at $34.03 per share. Weatherford's underlying equity is approximately 48% of Universal's equity after the transaction. Universal's equity is estimated to be Universal's historical equity of $261.7 million adjusted to reflect Universal's issuance of 13.75 million shares of Universal common stock valued at $28.56 per share, which is the five-day average closing price surrounding the October 24, 2000 announcement of the transaction. The resulting goodwill of $151.2 million is amortized over 40 years.

(h) Reflects Weatherford's 48% equity interest in the pro forma results of operations of Universal of $0.8 million and $(2.5) million for the year ended December 31, 1999 and nine months ended September 30, 2000, respectively.

(i) Reflects the additional interest incurred from the borrowing of funds to pay GE Capital at a current borrowing rate of 6%. A 1/8% variance in the aforementioned borrowing rate would have a $.09 million and a $.07 million effect on net income for the year ended December 31, 1999 and the nine months ended September 30, 2000 respectively.

(j) Adjusts historical interest income from investment of available cash utilized to acquire the minority interest in WGC, L.P. held by GE Capital.

(k) Records the income tax (provision) benefit of proforma adjustments at a statutory rate of 35%. The effective tax rate may differ.

(l) The write down of the net book value of our Compression Services Division of $5.0 million, the impairment of goodwill of approximately $10 million and transaction costs of approximately $38.2 million as well as $76.5 million of deferred tax provision have been excluded from the Unaudited Pro Forma Condensed Statements of Operations due to their non-recurring impact.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

2.1 Agreement and Plan of Merger dated October 23, 2000 by and among Weatherford International, Inc., WEUS Holding, Inc., Enterra Compression Company, Universal Compression Holdings, Inc. and Universal Compression, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Universal Compression Holdings, Inc. (File No. 001-15843) and Universal Compression, Inc. (File No. 333-48279) filed on October 26, 2000).

2.2 Purchase Agreement, dated as of October 23, 2000, by and among Weatherford International, Inc., WEUS Holding, Inc., Enterra Compression Company, Global Compression Service, Inc. and General Electric Capital Corporation (incorporated by reference to Exhibit F to the Schedule 13D, with respect to the common stock of Universal Compression Holdings, Inc., filed by Weatherford International, Inc. and WEUS Holding, Inc. on November 2, 2000).

10.1 Voting Agreement, dated as of February 9, 2001, among Weatherford International, Inc., WEUS Holding, Inc. and Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Quarterly report on Form 10-Q of Universal Compression Holdings, Inc. filed on February 14, 2001).

10.2 Registration Rights Agreement, dated as of February 9, 2001, between WEUS Holding, Inc. and Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q of Universal Compression Holdings, Inc. filed on February 14,
         2001).

10.3 Transition Services Agreement, dated as of February 9, 2001, between Weatherford International, Inc. and Weatherford Global Compression Services, L.P. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of Universal Compression Holdings, Inc. filed on February 14, 2001).

*99.1 Press release dated February 12, 2001 announcing the completion of the Universal Compression transaction.

*  filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WEATHERFORD INTERNATIONAL, INC.


Dated:  February 26, 2001             /s/ Lisa W. Rodriguez
                                      -----------------------------------------
                                      Lisa W. Rodriguez
                                      Vice President, Finance and Accounting

                                INDEX TO EXHIBITS


NUMBER                               EXHIBIT
------                               -------
2.1 Agreement and Plan of Merger dated October 23, 2000 by and among Weatherford International, Inc., WEUS Holding, Inc., Enterra Compression Company, Universal Compression Holdings, Inc. and Universal Compression, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Universal Compression Holdings, Inc. (File No. 001-15843) and Universal Compression, Inc. (File No. 333-48279) filed on October 26, 2000).

2.2 Purchase Agreement, dated as of October 23, 2000, by and among Weatherford International, Inc., WEUS Holding, Inc., Enterra Compression Company, Global Compression Service, Inc. and General Electric Capital Corporation (incorporated by reference to Exhibit F to the Schedule 13D, with respect to the common stock of Universal Compression Holdings, Inc., filed by Weatherford International, Inc. and WEUS Holding, Inc. on November 2, 2000).


10.1 Voting Agreement, dated as of February 9, 2001, among Weatherford International, Inc., WEUS Holding, Inc. and Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Quarterly report on Form 10-Q of Universal Compression Holdings, Inc. filed on February 14, 2001).

10.2 Registration Rights Agreement, dated as of February 9, 2001, between WEUS Holding, Inc. and Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q of Universal Compression Holdings, Inc. filed on February 14,
         2001).

10.3 Transition Services Agreement, dated as of February 9, 2001, between Weatherford International, Inc. and Weatherford Global Compression Services, L.P. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of Universal Compression Holdings, Inc. filed on February 14, 2001).

*99.1 Press release dated February 12, 2001 announcing the completion of the Universal Compression transaction.

* filed herewith